UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2009

XL Capital Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	1-10804	98-0191089
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda		HM11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 292-8515

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Explanatory Note:

This Amendment No. 1 to Current Report on Form 8-K is being filed to amend Item 5.02 to include Mr. Tom Hutton's committee assignments and class designation.

On January 13, 2009, XL Capital Ltd (the "Company") announced that Mr. Tom Hutton had joined the Company's Board of Directors and that Mr. Hutton's committee assignments and class designation had not yet been determined. A press release issued by the Company dated January 13, 2009 announcing the election of Mr. Hutton to the Board was attached as Exhibit No. 99.1 to the Form 8-K filed on January 13, 2009.

Mr. Hutton has been elected as a Class II Director of the Company and as such will be standing for re-election at the Company's 2009 annual general meeting of the shareholders. Mr. Hutton has been named to the Audit Committee, Nominating and Governance Committee and the Finance and Risk Oversight Committee. There are no arrangements or understandings between Mr. Hutton and any other person pursuant to which Mr. Hutton was selected to serve as a director. No information called for by Item 404(a) of Regulation S-K is required to be disclosed herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XL Capital Ltd

February 4, 2009	By:	/s/ Kirstin Romann Gould

Name: Kirstin Romann Gould
Title: Secretary